Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to

Exchange Act Rules 13a-14(a) and 15d-14(a),

As Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Ryno Blignaut, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Xoom Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2014

/s/ Ryno Blignaut
Ryno Blignaut
Chief Financial Officer and Chief Risk Officer
(Principal Financial Officer)